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Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

        We consent to incorporation by reference in the Registration Statement (Form S-3) of Perficient, Inc. of our report dated January 25, 2002, with respect to the balance sheets of Javelin Solutions, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000.

/s/ Wipfli Ullrich Bertelson LLP
St. Paul, Minnesota
October 10, 2002

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  Exhibit 23.3
INDEPENDENT AUDITOR'S CONSENT